POWER OF ATTORNEY
DAVIS FUNDAMENTAL ETF TRUST
(1933 Act No. 333-213073, 1940 Act No. 811-23181)
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Lisa Cohen, as the undersigned's attorney-in-fact, for him or her in any and all capacities, to sign any document to be filed with the Securities and Exchange Commission and all other state or federal regulatory authorities, including but not limited to pre- and post-effective amendments to the registration statement under the Securities Act of 1933 and/or the Investment Company Act of 1940, whether on Form N-1A or any successor forms thereof, and to file the same, with exhibits thereto and other documents in connection therewith. Each of the undersigned hereby ratifies and confirms all that each of the a forenamed attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date listed below.
REGISTRANT:
Davis Fundamental ETF Trust
OFFICERS:
 /s/ Kenneth Eich               Date: 8/17/21
Kenneth Eich
Principal Executive Officer
 /s/ Douglas Haines               Date: 8/18/21
Douglas Haines
Treasurer, Chief Financial Officer, and Principal Accounting Officer
TRUSTEES:
 /s/ Ralph Egizi               Date: 8/25/21
Ralph Egizi
 /s/ Kenneth Eich               Date: 8/17/21
Kenneth Eich
 /s/ Thomas Tays               Date: 8/24/21
Thomas Tays